Exhibit 10.4

Form for CEO
Brandywine Realty Trust
Pro-Rata Annual Restricted Share Rights Award

This is a Restricted Share Rights Award dated as of March 12, 2014 (the “Date of Grant”), from Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”) to Gerard H. Sweeney (“Grantee”). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan, as amended from time to time (the “Plan”).
1.Definitions. As used herein:

(a)“Award” means the award hereby granted of the right to receive Restricted Shares, which Restricted Shares constitute “Performance Shares” under the Plan

(b)“Board” means the Board of Trustees of the Company, as constituted from time to time.

(c)“Cause” means “Cause” as defined in the Employment Agreement or the Plan.

(d)“Change of Control” means a “Change of Control” as defined in the Plan.

(e)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)“Committee” means the Committee appointed by the Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no Committee has been appointed pursuant to Section 2, or if such a Committee is not in existence at the time of reference, “Committee” means the Board.

(g)“Date of Grant” has the meaning shown above.

(h)“Deferred Compensation Plan” means the Brandywine Realty Trust Executive Deferred Compensation Plan, as in effect from time to time.

(i)“Disability” means “Disability” as defined in the Plan.

(j)“Employer” means the Company or the Subsidiary for which Grantee is performing services on the applicable Vesting Date.

(k)“Employment Agreement” means the Amended and Restated Employment Agreement between Grantee and the Company, dated as of February 9, 2007, as amended from time to time, or any subsequent employment agreement between Grantee and the Company as in effect at the time of determination.

(l)“Fair Market Value” means “Fair Market Value” as defined in the Plan.

(m)“Performance Period” means, with respect to each of the Restricted Shares, the period beginning on the Date of Grant and ending on the applicable Vesting Date for such Restricted Shares.

(n)“Restricted Shares” means the 24,424 Shares which are subject to delivery rights, vesting and forfeiture in accordance with the terms of this Award.

(o)“Resignation for Good Reason” means “Resignation for Good Reason” as defined in the Employment Agreement.

(p)“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

(q)“Share” means a common share of beneficial interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Section 3(c) of the Plan.

(r)“Subsidiary” means, with respect to the Company, a subsidiary company, whether now or hereafter existing, as defined in section 424(f) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

(s)“Vesting Dates” means the dates on which Grantee vests in the right to receive Restricted Shares as provided for in Paragraph 3.

2.Grant of Restricted Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee the right to receive Restricted Shares upon and subject to satisfaction of the vesting conditions in Paragraph 3.

3.Vesting of Restricted Shares.

(a)Subject to the terms and conditions set forth herein and in the Plan, Grantee shall vest in the right to receive one-third of the Restricted Shares on each of April 15, 2015, April 15, 2016 and April 15, 2017, and as of each such Vesting Date Grantee shall be entitled to the delivery of Shares with respect to such Restricted Shares that have vested, provided that (i) on each such Vesting Date with respect to the Restricted Shares scheduled to vest thereon, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary or (ii) the Vesting Dates occurred earlier than the above-specified dates as provided in Paragraph 3(b).

(b)Notwithstanding Paragraph 3(a), a Vesting Date for all Restricted Shares shall occur upon the occurrence of any of the following events, and the Restricted Shares, to the extent not previously vested, shall thereupon vest in full:

(i)
A Change of Control, Grantee’s death or Grantee’s Disability, provided that (A) as of the date of the Change of Control, death or Disability, as the case may be, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary; or

(ii)	Termination of the Grantee’s employment by the Employer without Cause; or

(iii)	The Grantee’s resignation from the Employer if such resignation is a Resignation for Good Reason.

(c)To the extent provided under the Deferred Compensation Plan, Grantee may elect to defer receipt of Shares issuable with respect to Restricted Shares. To the extent Grantee has elected to defer the receipt of such Shares, such Shares shall be delivered at the time or times designated pursuant to the Deferred Compensation Plan.

4.Forfeiture of Restricted Shares. Subject to the terms and conditions set forth herein, if Grantee terminates employment with the Company and all Subsidiaries prior to the applicable Vesting Date for Restricted Shares, Grantee shall forfeit any such Restricted Shares which have not vested prior to or as of such termination of employment. Upon a forfeiture of the Restricted Shares as provided in this Paragraph 4, the Restricted Shares shall be deemed canceled.

5.Rights of Grantee. During the Performance Period, with respect to the Restricted Shares, Grantee shall have the right to receive a cash payment equal to the value of any distributions or dividends payable with respect to Shares.

6.Notices. Any notice to the Company under this Award shall be made to:

Brandywine Realty Trust
555 East Lancaster Avenue
Suite 100
Radnor, PA 19087
Attention: Chief Executive Officer
or such other address as may be provided to Grantee by written notice. Any notice to Grantee under this Award shall be made to Grantee at the address listed in the Company’s personnel files. All notices under this Award shall be deemed to have been given when hand-delivered, telecopied or delivered by first class mail, postage prepaid, and shall be irrevocable once given.
7.Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

8.Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee’s legal representatives, estate or heirs, in the event of Grantee’s death before a Vesting Date) that the applicable Restricted Shares have vested. Except to the extent that Grantee has elected to defer the delivery of Shares under the Deferred Compensation Plan, within ten (10) business days after the Vesting Date, the Company shall, without payment from Grantee, deliver to Grantee a certificate for a number of Shares equal to the number of vested Restricted Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 7, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares. The Company is authorized to withhold from any cash remuneration then or thereafter payable to Grantee an amount sufficient to cover required tax withholdings and is further authorized to cancel a number of Shares for which the restrictions have lapsed having an aggregate Fair Market Value equal to the required tax withholdings. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the Vesting Date, as determined by the Committee.

9.Award Not to Affect Employment. The Award granted hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any Subsidiary.

10.Miscellaneous.

(a)The address for Grantee to which notice, demands and other communications are to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s personnel records.

(b)This Award and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of Pennsylvania.
BRANDYWINE REALTY TRUST

BY:

TITLE:

4